EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2021-B30 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the One Memorial Drive Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the One Memorial Drive Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the One Memorial Drive Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the One Memorial Drive Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One Memorial Drive Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the One Memorial Drive Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the CX – 350 & 450 Water Street Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the CX – 350 & 450 Water Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the CX – 350 & 450 Water Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the CX – 350 & 450 Water Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the CX – 350 & 450 Water Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the CX – 350 & 450 Water Street Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Plaza La Cienega Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Plaza La Cienega Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Plaza La Cienega Mortgage Loan, Wells Fargo Bank, National Association, as Custodian, for the Plaza La Cienega Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Plaza La Cienega Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Plaza La Cienega Mortgage Loan, KeyBank National Association, as Primary Servicer for the 1100 & 820 First Street NE Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 1100 & 820 First Street NE Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1100 & 820 First Street NE Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 1100 & 820 First Street NE Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1100 & 820 First Street NE Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the La Encantada Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the La Encantada Mortgage Loan, Wilmington Trust, National Association, as Trustee for the La Encantada Mortgage Loan, Citibank, N.A., as Custodian for the La Encantada Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the La Encantada Mortgage Loan, and U.S. Bank National Association, as Servicing Function Participant for the La Encantada Mortgage Loan.

Dated: March 15, 2022

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)